UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) January 31, 2006

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

0-08106	65-0829355
(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134
(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On January 31, 2006 (the "Closing Date"), MasTec, Inc., a Florida corporation ("MasTec") issued 637,214 shares of unregistered common stock in connection with the purchase of substantially all of the assets of Digital Satellite Services, Inc. ("DSSI"). The amount of shares issued in connection with the DSSI acquisition was determined by dividing $7.5 million by the closing sales price for the MasTec common shares on the New York Stock Exchange two business days preceding the Closing Date rounded up to the nearest whole number. MasTec issued these shares of its common stock in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. MasTec has agreed to use its best efforts to register for resale the MasTec common stock that is part of the purchase price within 120 days after the Closing Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 31, 2006	MASTEC, INC. BY: /S/Austin J. Shanfelter —————————————— Austin J. Shanfelter Chief Executive Officer MASTEC, INC.